UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019 (March 1, 2019)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2019, Synacor, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with 180 Degree Capital Corp. (“180 Degree”), which beneficially owns approximately 7.3% of the outstanding common stock of the Company (the “Common Stock”). Immediately following the execution of the Agreement, pursuant to resolutions previously approved by the Board of Directors of the Company (the “Board”), (i) the total number of directors constituting the Board was increased from eight (8) to nine (9) directors in accordance with the Company’s Amended and Restated Bylaws, and (ii) Kevin M. Rendino was appointed and elected to serve as a Class III director of the Company (the “180 Degree Designee”) with an initial term that comes up for re-election at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The Board has determined that Mr. Rendino qualifies as “independent” under the applicable independence rules of (i) the Securities and Exchange Commission and (ii) listing standards of The Nasdaq Stock Market, LLC.

While the Agreement is in effect, if the 180 Degree Designee is unable or unwilling to serve as a director or resigns as a director, subject to the terms and conditions of the Agreement, 180 Degree has the right to nominate a replacement director, subject to the approval of the Board, not to be unreasonably withheld, and who meets certain qualification requirements under the Agreement.

The Agreement applies during a period that begins on the date of the Agreement and extends until 10 days prior to the deadline for the submission of stockholder nominations for directors for the 2020 Annual Meeting pursuant to the Company’s Bylaws; provided that if the Company offers to nominate the 180 Degree Designee for re-election at the 2020 Annual Meeting, then that period will be automatically extended until the day following the 2020 Annual Meeting. So long as the 180 Degree Designee (or a replacement) is on the Board, the Company agreed that it will recommend, support and solicit proxies for the election of the 180 Degree Designee in the same manner as the other directors recommended by the Board for election at the applicable annual meeting of the Company’s stockholders for which the 180 Degree Designee (or a replacement) is up for re-election to the Board.

The Agreement further provides that 180 Degree will appear in person or by proxy at all annual and special stockholder meetings during the applicable period and vote all of its shares in favor of any proposal supported by a majority of the Board; provided that 180 Degree has the right to vote in its sole discretion with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company or any of its affiliates (each, an “Extraordinary Transaction”).

While the Agreement is in effect, 180 Degree agreed not to, among other things, (i) solicit proxies regarding any matter to come before any annual or special meeting of stockholders, (ii) enter into a voting agreement or any group with stockholders other than 180 Degree affiliates and current group members, (iii) (A) nominate or recommend for nomination any person for election, (B) submit proposals for consideration or otherwise bring any business before, nor (C) engage in certain activities related to “withhold” or similar campaigns, at any annual or special meeting, (iv)

seek to make, or encourage any third party in making, any offer or proposal with respect to any Extraordinary Transaction or (v) acquire beneficial ownership of any Common Stock or other equity securities of the Company in excess of 10.0% of the then outstanding shares of Common Stock.

Each of the parties to the Agreement also agreed to mutual non-disparagement obligations.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Mr. Rendino entered into an indemnification agreement with the Company requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his services as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-178049) filed with the SEC on November 18, 2011) and is incorporated by reference herein as Exhibit 99.1.

Pursuant to the Company’s non-employee director compensation program, upon his appointment, Mr. Rendino was granted a non-statutory stock option to purchase 50,000 shares of the Company’s common stock on March 1, 2019 with a per share exercise price equal to the closing stock price of the Company’s common stock on The Nasdaq Global Market on the date of grant. In addition, he will be eligible to receive, upon re-election to the Board a stock option grant of up to 30,000 shares, to be granted at the first Board meeting occurring on or following such re-election, and an annual stock option grant of up to 15,000 shares granted at the time of the Company’s annual stockholder meeting in which he is not up for reelection if he continues to serve on the Board. All such options vest over four years of service, with 25% vesting after completion of one year of service and the remainder vesting monthly over an additional three years of service. In addition, in the event of our change of control or Mr. Rendino’s death, disability or retirement at or after age 65, any unvested option shares will fully vest. Mr. Rendino will also receive an annual fee of $35,000 for service as a director. The Company’s non-employee director compensation program is described in further detail in the Company’s Proxy Statement for its 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on April 6, 2018 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On March 5, 2019, the Company issued a press release announcing its entry into the Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Agreement, dated as of March 1, 2019, by and among Synacor, Inc. and 180 Degree Capital Corp.

99.1

Form of Indemnification Agreement between Synacor, Inc. and each of its directors and executive officers and certain key employees (filed as Exhibit 10.1 to Synacor, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-178049) filed with the SEC on November 18, 2011).

99.2	Press release issued by Synacor, Inc. on March 5, 2019 announcing agreement with 180 Degree Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	Synacor, Inc.

By: /s/ Timothy J. Heasley
Timothy J. Heasley
Chief Financial Officer and Secretary